Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 33-54402, No. 33-54404, No. 333-94945, No. 333-37823 and No. 333-37831 on Forms S-8, in Post-Effective Amendment No. 1 to Registration Statement No. 33-25581 on Form S-8 and in Registration Statement No. 333-85967, No. 333-57508, No. 333-104560, No. 333-104559, No. 333-119067, No. 333-119069, No. 333-121506, No. 333-122342, No. 333-122448, No. 333-124298, No. 333-127969, No. 333-134908, No. 333-138336, and No. 333-142418 on Forms S-3 of our reports dated January 28, 2008 related to the combined statements of revenues and certain expenses for the Bourn Properties Portfolio, the Devon Properties Portfolio, and the Prudential Properties Portfolio for the year ended December 31, 2006 (which reports on the combined statements of revenues and certain expenses express unqualified opinions, and include explanatory paragraphs referring to the purpose of the statements), appearing in this Current Report on Form 8-K of Weingarten Realty Investors.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 20, 2008